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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HealthEquity, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HEALTHEQUITY, INC.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 23, 2016

Dear Stockholder:

        You are cordially invited to attend the 2016 annual meeting of stockholders (the "Annual Meeting") of HealthEquity, Inc., a Delaware corporation ("we," "us," "HealthEquity" or the "Company"). The Annual Meeting will be held on Thursday, June 23, 2016, at 10:00 a.m. Mountain Time, at our headquarters, located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, for the following purposes, as more fully described in the accompanying proxy statement:

          1.     To elect nine directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

          2.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017; and

          3.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Our board of directors has fixed the close of business on April 25, 2016, as the record date for the Annual Meeting. Only stockholders of record on April 25, 2016, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

        On or about May 10, 2016, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.

        YOUR VOTE IS IMPORTANT.    Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

        Thank you for your continued support of HealthEquity.

By order of the Board of Directors,

Robert W. Selander
Chairman of the Board of Directors

Draper, Utah
May 10, 2016

HEALTHEQUITY, INC.

PROXY STATEMENT
FOR 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 23, 2016

        This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2016 annual meeting of stockholders (the "Annual Meeting"), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 23, 2016, at 10:00 a.m. Mountain Time, at our headquarters, located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. The Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 10, 2016, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        The information provided in the "question and answer" format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What matters am I voting on?

        You will be voting on:

  •
  the election of nine directors to hold office until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified;

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  a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017; and

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  any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How does our board of directors recommend that I vote?

        Our board of directors recommends that you vote:

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  FOR the election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term; and

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

Will there be any other items of business on the agenda?

        If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of our common stock at the close of business on April 25, 2016, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 57,942,472 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available (i) at the Annual Meeting and (ii) for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. During the ten days preceding the Annual Meeting, the names of the stockholders of record entitled to vote may be accessed between the hours of 9:00 a.m. and 4:45 p.m. Mountain Time, at our principal executive offices at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. Please contact our Corporate Secretary prior to your visit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If, at the close of business on the Record Date, your shares were held not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see "What if I do not specify how my shares are to be voted?" for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

        Stockholder of Record: Shares Registered in Your Name.    If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification to enter the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. To enter the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

        Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

        In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of delivery of proxy materials in printed form. However, if you received a Notice of Internet Availability of Proxy Materials and wish to receive proxy materials in printed or electronic form, you may so request by contacting the American Stock Transfer & Trust Company by phone at 1-888-776-9962 (1-718-921-8562 (for international callers)), by e-mail to info@amstock.com or by visiting the American Stock Transfer & Trust Company's website at http://www.amstock.com/proxyservices/requestmaterials.asp. A separate copy will be promptly provided following receipt of your request.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I vote and what are the voting deadlines?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you can vote in one of the following ways:

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  You may vote via the Internet or by telephone.  To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 22, 2016. Alternatively, you may request a printed proxy card by telephone at (888) 776-9962 (or (718) 921-8562 for international callers), over the Internet at http://www.amstock.com/proxyservices/requestmaterials.asp, or by email at info@amstock.com, and then follow the instructions under the heading "You may vote by mail" immediately below.

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  You may vote by mail.  If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than June 22, 2016. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

  •
  You may vote in person.  If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HealthEquity or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

        You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Can I change my vote or revoke my proxy?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

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  entering a new vote by Internet or telephone;

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  signing and returning a new proxy card with a later date;

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  delivering a written revocation to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, by 11:59 p.m. Eastern Time on June 22, 2016; or

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  attending the Annual Meeting and voting in person.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

        Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

        Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

  •
  FOR the election of each of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve for a one-year term (Proposal No. 1);

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  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017 (Proposal No. 2); and

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  In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

        Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee.    If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a "broker non-vote," but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see "What are the effects of abstentions and broker non-votes?" below.

What is a quorum?

        A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of the holders of record of a majority of the shares of common stock issued and outstanding and entitled to vote thereat constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 57,942,472 shares of common stock issued and outstanding, which means that 28,971,237 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

What are the effects of abstentions and broker non-votes?

        An abstention represents a stockholder's affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers' shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

        A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed for approval of each proposal?

        Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:

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  Proposal No. 1:  The election of directors requires a plurality of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the nine nominees who receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee's favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

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  Proposal No. 2:  The ratification of the appointment of PricewaterhouseCoopers LLP requires an affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

        Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

        If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Will members of the board of directors attend the Annual Meeting?

        We strongly encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

How can I submit a recommendation of a director candidate for the 2017 annual meeting of stockholders?

        Stockholders who wish to submit a recommendation of a director candidate for consideration by the Nominating and Corporate Governance Committee for election at our 2017 annual meeting of stockholders may do so by submitting in writing such candidates' names, in compliance with the procedures and along with the other information required by the Nominating and Corporate Governance Committee's Policies and Procedures for Director Candidates, to the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

How can I submit a stockholder proposal for consideration at the 2017 annual meeting of stockholders?

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 annual meeting of stockholders must submit their proposals by contacting the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000. Proposals must be received on or before January 10, 2017. In addition, all stockholder proposals requested to be included in the Company's proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company's proxy statement and proxy card for the 2017 annual meeting of stockholders.

        In addition, the Company's by-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2017 annual meeting of stockholders, a stockholder's notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 23, 2017, and no later than March 25, 2017. If the date of the 2017 annual meeting of stockholders is more than 30 days earlier or later than the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company's by-laws may be obtained free of charge by contacting the Corporate Secretary, at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020; (801) 727-1000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members serving one-year terms. Seven of our directors are independent within the meaning of the independent director requirements of the NASDAQ Stock Market, or NASDAQ. At each annual meeting of stockholders, directors will be elected for a one-year term to succeed the same directors whose term is then expiring.

        The following table sets forth the names, ages as of May 10, 2016, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting):

Name	Age	Audit and Risk Committee Member		Compensation Committee Member		Nominating and Corporate Governance Committee Member
Robert W. Selander, Chairman	65
Jon Kessler	48
Stephen D. Neeleman, M.D.	48
Frank A. Corvino	67			X
Evelyn Dilsaver	61	X	*
Michael O. Leavitt	65	X
Frank T. Medici	52			X	*	X
Manu Rana	45			X		X
Ian Sacks	45	X				X	*

*
Chair

Nominees for Director

        Robert W. Selander has served as chairman and a member of our board of directors since September 2015. Mr. Selander began his career at Citibank in 1974 where, during his 20 year tenure, he held numerous leadership positions, including managing Citibank's Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom. In 1994 Mr. Selander joined MasterCard International, where he served as the President of MasterCard's Europe, Middle East, Africa and Canada regions until his appointment in 1997 as President and CEO. In addition, Mr. Selander served as President and CEO of MasterCard Incorporated (NYSE: MA) from 1997 until 2010. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. (NYSE: HIG) from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010. Mr. Selander currently serves on the Board of Trustees of the Fidelity Equity and High Income Funds and as a director of The Western Union Company (NYSE: WU). Mr. Selander holds a B.S. in Industrial Engineering from Cornell University and an M.B.A. from Harvard University. The board of directors believes that Mr. Selander's extensive business experience and his background as a president and chief executive officer of a publicly traded company qualify him to serve on our board of directors.

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004, Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government. The board of directors believes that Mr. Kessler's experience in the tax-advantaged consumer-benefits industry, his background as a chief executive officer, and his training as a tax specialist qualify him to serve on our board of directors.

        Stephen D. Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to Dr. Clayton M. Christensen's The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman lobbied the U.S. Congress for the initial passage of the legislation authorizing HSAs. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). He serves on the America's Health Insurance Plans' HSA Leadership Council. Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona. The board of directors believes that Dr. Neeleman's experience in the healthcare industry as a medical doctor, his expertise in the history, development and administration of HSAs, and his extensive knowledge of our company as its founder qualify him to serve on our board of directors.

        Frank A. Corvino has served as a member of our board of directors since July 2014. Mr. Corvino has served as Chairman of the Greenwich Hospital Foundation in Greenwich, Connecticut, since January 2015 and also has been President of Corvino & Corvino, a consulting firm, since January 2015. Mr. Corvino served as President and Chief Executive Officer of Greenwich Hospital from November 1992 until December 2014 and served as Chief Operating Officer of Greenwich Hospital from July 1988 to November 1992. Mr. Corvino served as Executive Vice President of Yale New Haven Health System from March 1998 to December 2014. Since January 2013, Mr. Corvino has been a member of the Fordham University Science Council. Mr. Corvino serves as a director for a number of private companies. Mr. Corvino holds a B.S. in Pharmacy from Fordham University and an M.S. in Pharmacy Administration from St. John's University. The board of directors believes that Mr. Corvino's extensive experience in the healthcare industry, including his decades of experience as a leader of hospitals and hospital systems, qualifies him to serve as a member of our board of directors.

        Evelyn Dilsaver has served as a member of our board of directors since August 2014. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 until her retirement in September 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management). Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, from July 2003 to July 2004, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a member of the board of directors and chair of the audit committee of the publicly traded company Tempur Sealy International, Inc. (NYSE: TPX) and is a member of the board of directors and nominating and governance committee and chair of the audit committee of the publicly traded company Aéropostale Inc. (NYSE: ARO). In the past five years, Ms. Dilsaver has also served as a director of HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation. Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant. The board of directors believes that Ms. Dilsaver's extensive financial industry experience and her background as a chief executive officer qualifies her to serve as a member of our board of directors.

        Michael O. Leavitt has served as a member of our board of directors since April 2010. Since April 2009, Mr. Leavitt has served as Chairman of Leavitt Partners, a private firm that advises healthcare and food safety investors. From 2005 to 2009, Mr. Leavitt served as Secretary of the U.S. Department of Health and Human Services in the administration of President George W. Bush and, from 2003 to

2005, he was Administrator of the Environmental Protection Agency. Mr. Leavitt served as the Governor of the State of Utah from 1993 to 2003. Mr. Leavitt serves as a director for the American Express Company (NYSE: AXP) as well as Medtronic, Inc. (NYSE: MDT) and a number of private companies. Mr. Leavitt holds a B.S. in Economics and Business from Southern Utah University. The board of directors believes that Mr. Leavitt's political and business experience, including his tenure as head of the U.S. Department of Health and Human Services, qualifies him to serve as a member of our board of directors.

        Frank T. Medici has served as a member of our board of directors since October 2006. Mr. Medici is the President of Berkley Capital, LLC, an investment management unit of W.R. Berkley Corporation responsible for certain of the corporation's private equity investments, having been appointed to that position in March 2006. Prior to joining Berkley Capital, LLC, Mr. Medici was a Managing Director in the financial institutions group, investment banking at Morgan Stanley & Co. and, prior to that, he was an attorney specializing in corporate law with the firm of LeBoeuf, Lamb, Greene & MacRae, LLP. Mr. Medici serves as a director for a number of private companies. Mr. Medici holds a B.S. in Engineering from the University of Connecticut and a B.A. in Liberal Arts from Fairfield University and both an M.B.A. and a J.D. from Fordham University. The board of directors believes that Mr. Medici's extensive experience in finance and his knowledge of the capital markets and corporate governance qualifies him to serve as a member of our board of directors.

        Manu Rana has served as a member of our board of directors since August 2011. Since March 2013, Mr. Rana has been a Partner at Napier Park Global Capital LLC, an alternative asset manager spun out of Citigroup, Inc. in March 2013, and co-heads the firm's Financial Partners investment program. From July 2007 to March 2013, Mr. Rana was a Managing Director and portfolio manager at Citi Capital Advisors LLC, an alternative asset manager affiliated with Citigroup, Inc., and was previously a Managing Director at Old Lane LP, an alternative asset manager acquired by Citigroup, Inc. in 2007. Mr. Rana came to Old Lane LP from Lazard Alternative Investments LLC, and had various principal and advisory roles at Lazard Freres & Co. LLC and its affiliates from 1994 to 2007. Mr. Rana serves as a director for a number of private financial services and financial technology companies. Mr. Rana holds a B.A. in Economics from Columbia University. The board of directors believes that Mr. Rana's extensive experience in alternative asset management, the financial and technology sector, capital markets and corporate governance qualifies him to serve as a member of our board of directors.

        Ian Sacks has served as a member of our board of directors since April 2004. Mr. Sacks has been a Managing Director at TowerBrook Capital Partners L.P., an investment management firm, since 2004, where he focuses on healthcare and business services related investments. Mr. Sacks previously was a Management Partner with Soros Private Equity and, prior to joining that firm, Mr. Sacks was Chairman and Chief Executive Officer of HelpCare. Mr. Sacks serves as a director for a number of private companies. Mr. Sacks holds a B.S. from Tufts University. The board of directors believes that Mr. Sacks's extensive knowledge of our company gained from his long-term service on our board of directors as well as his business experience qualifies him to serve as a member of our board of directors.

Director Independence

        Our common stock is listed on the NASDAQ Global Select Market. Under NASDAQ rules, independent directors must comprise a majority of a listed company's board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of the listed company's board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and NASDAQ listing requirements. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and NASDAQ listing requirements.

        Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Selander, Corvino, Leavitt, Medici, Rana and Sacks and Ms. Dilsaver are "independent directors" as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.

Board Leadership Structure

        Our board of directors is responsible for providing oversight of the affairs of the Company. Our board of directors consists of a non-executive chairman of the board of directors and three standing committees that are each led by a chair. Seven of the nine directors are independent, which we believe provides effective independent oversight of management. Our Chief Executive Officer is a director, but he does not serve as chairman of the board of directors and does not serve on any committee of the board of directors.

        We believe that the current leadership structure of the board of directors is appropriate because it allows the board of directors and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the board of directors and helps maintain good communication among members of the board of directors and with management. In particular, by having our Chief Executive Officer serve as a member of our board of directors—with a separate individual serving as chairman of our board of directors—we have optimized the development of our Company's strategy by embracing the diverse perspectives and roles of our independent directors and our Chief Executive Officer.

Board Meetings and Committees

        During the fiscal year ended January 31, 2016, our board of directors held six meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Mr. Selander, who was appointed to the board of directors in September 2015 and, due to a commitment made prior to his appointment to the board of directors, was unable to attend one of the two meetings of the board of directors held during the period in which he served as a director.

        It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.

        Our board of directors has adopted a policy that our directors are strongly encouraged to attend each annual meeting of stockholders. During the fiscal year ended January 31, 2016, all of the members of our board of directors who were directors at the time of our 2015 annual meeting of stockholders attended the annual meeting of stockholders either telephonically or in person.

        Our board of directors has three standing committees: an audit and risk committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

  Audit and Risk Committee

        Our audit and risk committee is comprised of Evelyn Dilsaver, Michael O. Leavitt and Ian Sacks, each of whom is a non-employee member of our board of directors. Ms. Dilsaver is the chair of our audit and risk committee. Our board of directors has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the rules and regulations of the SEC, including Rule 10A-3 under the Exchange Act, and NASDAQ listing requirements. Our board of directors has also determined that Ms. Dilsaver qualifies as an "audit committee financial expert" as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ. This designation does not impose on Ms. Dilsaver any duties, obligations or liabilities that are greater than those generally imposed on members of our audit and risk committee and our board of directors. Our audit and risk committee is responsible for, among other things:

  •
  selecting, hiring and setting the compensation for our independent registered public accounting firm to act as our independent auditor;

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  evaluating the qualifications, performance and independence of our independent registered public accounting firm;

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  pre-approving any audit and non-audit and tax services to be performed by our independent registered public accounting firm;

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  reviewing and approving the internal audit plan for each upcoming year;

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  reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

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  overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

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  reviewing and discussing with the board of directors reports regarding the major risk exposures of the Company;

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  reviewing and approving the risk management plan for each upcoming year;

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  reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

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  reviewing and approving related person transactions; and

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  preparing the audit and risk committee report that the SEC requires in our annual proxy statements.

        Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. A copy of the charter of our audit and risk committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2016, our audit and risk committee held seven meetings.

  Compensation Committee

        Our compensation committee is comprised of Frank A. Corvino, Frank T. Medici and Manu Rana, each of whom is a non-employee member of our board of directors. Mr. Medici is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and NASDAQ listing requirements, is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our compensation committee is responsible for, among other things:

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  reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer's performance in light of those goals and objectives;

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  reviewing, approving and, when appropriate, making recommendations regarding our Chief Executive Officer's and all other executive officers' annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements and change in control arrangements; and any other benefits, compensation or arrangements;

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  administering our incentive compensation plans and equity compensation plans;

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  reviewing, approving and, when appropriate, making recommendations regarding employee benefit plans;

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  reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate such risk;

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  evaluating and making recommendations regarding director compensation;

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  reviewing our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits; and

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  overseeing our overall compensation philosophy, compensation plans and benefits programs.

        Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. Under its charter, the compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees. A copy of the charter of our compensation committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2016, our compensation committee held four meetings.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Frank T. Medici, Manu Rana and Ian Sacks, each of whom is a non-employee member of our board of directors. Mr. Sacks is the chair of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing requirements of NASDAQ. Our nominating and corporate governance committee is responsible for, among other things:

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  evaluating and making recommendations regarding the qualifications, composition, organization, and governance of our board of directors;

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  identifying and screening individuals qualified to become members of our board of directors and making recommendations regarding the selection and approval of nominees for director; and

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  reviewing and making recommendations regarding our corporate governance guidelines and overseeing our corporate governance practices, including reviewing and making recommendations regarding other documents and policies in our corporate governance framework.

        Our nominating and corporate governance committee operates under a written charter that satisfies NASDAQ listing standards. A copy of the charter of our nominating and corporate governance committee is available on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. During the fiscal year ended January 31, 2016, our nominating and corporate governance committee held four meetings.

Compensation Committee Interlocks and Insider Participation

        The current members of our compensation committee are Messrs. Corvino, Medici and Rana. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees

        Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the current size, composition and needs of our board of directors and the respective committees of the board of directors, including, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Our nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee's field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing members of the board of directors; (iv) the ability to assist and support management and make significant contributions to our success; and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

        If our nominating and corporate governance committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. Our nominating and corporate governance committee also may propose to the board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board of directors. After our nominating and corporate governance committee makes its recommendations to the board of directors, the board of directors will have final authority on determining the selection of those director candidates for nomination to the board of directors.

Stockholder Recommendations for Nominations to the Board of Directors

        Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of HealthEquity continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating and corporate governance committee will evaluate such recommendations in the same manner as candidates recommended from other sources. Stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr. Suite 100, Draper, UT 84020. Such recommendations must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and HealthEquity and evidence of the recommending stockholder's ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, including issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and personal references.

        A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Article II, Section 2 of our by-laws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020. To be timely for our 2017 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 23, 2017, and no later than March 25, 2017. The notice must state the information required by Article II, Section 2 of our by-laws and otherwise must comply with applicable federal and state law.

Policies and Procedures for Communications to Independent Directors

        In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at: HealthEquity, Inc., 15 W. Scenic Pointe Drive, Suite 100, Draper, UT, 84020; (801) 727-1000. Our General Counsel or Legal Department will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors. Our General Counsel or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received for which the General Counsel or Legal Department has responded. This procedure does not apply to communications to non-management directors from officers or directors of HealthEquity who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the role of our board of directors, conduct of board of directors and committee meetings and other corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Code of Business Conduct and Ethics is posted on our website at www.healthequity.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Risk Management

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors and its committees have the responsibility to satisfy themselves that the risk management processes designed and implemented by management are appropriate and functioning as designed.

        Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our President and Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the Company, as well as at such other times as they deem appropriate.

        While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with respect to enterprise-wide risk management in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our audit and risk committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Furthermore, the audit and risk committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) in connection with auditing the Company's annual financial statements, books, records, accounts and internal controls over financial reporting and related work. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risk created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in any significant transactions.

Related Person Transactions Policy

        The Company has adopted a Related Person Transactions Policy. See "Related Person Transactions—Policies and Procedures for Transactions with Related Persons."

Whistleblower Policy

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our board of directors is currently composed of nine members. At the Annual Meeting, nine directors will be elected for a one-year term to succeed the same directors whose term is then expiring. Each director's term continues until the election and qualification of such director's successor, or such director's earlier death, resignation or removal.

Nominees

        Our nominating and corporate governance committee has recommended, and our board of directors has approved, Robert W. Selander, Jon Kessler, Stephen D. Neeleman, M.D., Frank A. Corvino, Evelyn Dilsaver, Michael O. Leavitt, Frank T. Medici, Manu Rana and Ian Sacks as nominees for election as directors at the Annual Meeting. If elected, each of Messrs. Selander, Kessler, Neeleman, Corvino, Leavitt, Medici, Rana and Sacks and Ms. Dilsaver will serve as directors until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see "Board of Directors and Corporate Governance."

        If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Selander, Kessler, Neeleman, Corvino, Leavitt, Medici, Rana and Sacks and Ms. Dilsaver. We expect that Messrs. Selander, Kessler, Neeleman, Corvino, Leavitt, Medici, Rana and Sacks and Ms. Dilsaver will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

        The election of directors requires a plurality of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
NINE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN
THIS PROXY STATEMENT AS DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

 PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit and risk committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2017. PwC also served as our independent registered public accounting firm for the fiscal year ended January 31, 2016.

        At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2017. Stockholder ratification of the appointment of PwC is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit and risk committee. Even if the appointment is ratified, our audit and risk committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending January 31, 2017, if our audit and risk committee believes that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2016 and 2015.

(in thousands)	2016	2015
Audit Fees(1)	$905	$1,010
Audit-Related Fees(2)	203	11
Tax Fees(3)	—	30
All Other Fees(4)	2	98

Total	$1,110	$1,149

(1)
"Audit Fees" consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for the fiscal year ended January 31, 2015, also included fees billed for professional services rendered in connection with our Form S-1 registration statement related to our initial public offering of common stock completed in August 2014. Fees for the fiscal year ended January 31, 2016, also included fees billed for professional services rendered in connection with our Form S-1 registration statement related to our secondary offering of common stock completed in May 2015, our registration statement on Form S-8 filed with the SEC in May 2015, which registered additional shares of our common stock issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated, and our shelf registration statement on Form S-3 and secondary offering of common stock completed in September 2015.

(2)
"Audit-Related Fees" consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
"Tax Fees" consist of fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.

(4)
"All Other Fees" consist of the aggregate fees billed for products and services provided and not otherwise included in "Audit Fees," "Audit-Related Fees" or "Tax Fees."

Auditor Independence

        In the fiscal year ended January 31, 2016, there were no other professional services provided by PwC that would have required our audit and risk committee to consider their compatibility with maintaining the independence of PwC.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm

        Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit and risk committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services do not impair such accounting firm's independence. All fees paid to PwC for the fiscal years ended January 31, 2016 and 2015, were pre-approved by our audit and risk committee.

Vote Required

        The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2017.

 AUDIT AND RISK COMMITTEE REPORT

        The information contained in the following Audit and Risk Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthEquity, Inc., or the Company, specifically incorporates it by reference in such filing.

        As members of the audit and risk committee, we are responsible for overseeing the Company's accounting and financial reporting processes, the Company's risk management and risk governance structure, the performance of the Company's internal audit function and the audit of the Company's financial statements. In addition, the audit and risk committee is responsible for reviewing and approving the Company's risk management plan for each fiscal year. During the fiscal year ended January 31, 2016, the audit and risk committee held seven meetings—with and without management present—at which the audit and risk committee reviewed and discussed, among other items, the Company's operational auditing procedures, the annual plan and scope of work of the independent auditor, and the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's, or PCAOB's, Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

        The audit and risk committee has oversight responsibility for management's implementation of procedures for identifying, monitoring and communicating the risks inherent to the Company's business, including financial and strategic risks and risks regarding the Company's operations and reputation. The audit and risk committee receives regular reports from management regarding the Company's assessment of risk and regularly reports to the full board of directors.

        The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations. The audit and risk committee receives regular updates on submissions to the hotline.

        The audit and risk committee has reviewed and discussed the Company's audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company's independent registered public accounting firm. The audit and risk committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB.

        The audit and risk committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC's communications with the audit and risk committee concerning independence, and has discussed with PwC its independence. In such discussions, the audit and risk committee considered, among other things, the length of time the PwC audit partner and other staff have been on the engagement, and other relationships that may impact the firm's objectivity and independence.

        Based on the review and discussions referred to above, the audit and risk committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2016, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the audit and risk committee of the board of directors:

Evelyn Dilsaver (Chair) Michael O. Leavitt Ian Sacks

 EXECUTIVE OFFICERS

        The following table identifies certain information about our executive officers as of May 10, 2016. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Jon Kessler	48	President and Chief Executive Officer
Stephen D. Neeleman, M.D.	48	Founder and Vice Chairman
Darcy Mott	63	Executive Vice President and Chief Financial Officer
Ashley Dreier	43	Executive Vice President, Chief Technology Officer and Chief Information Officer
Frode Jensen	65	Executive Vice President, General Counsel and Corporate Secretary
Jon Soldan	32	Executive Vice President, Operations
Matthew Sydney	43	Executive Vice President of Sales and Marketing

        Jon Kessler has served as our President and Chief Executive Officer since February 2014 and as a director since March 2009. From March 2009 through January 2014, he served as our Executive Chairman. Prior to joining HealthEquity, Mr. Kessler founded WageWorks, Inc. (NYSE: WAGE), a provider of tax-advantaged programs for consumer-centric health, commuter and other employee spending account benefits, serving as Chief Executive Officer of that company from 2000 to 2004, Executive Chairman in 2005, and Chief Executive Officer from 2006 to 2007. Prior to founding WageWorks, Inc., Mr. Kessler was a benefits taxation specialist at Arthur Andersen, LLP and, prior to that, he was a senior economist in Washington, D.C., specializing in employee benefits and environmental taxation during the Clinton and Bush (Sr.) administrations. Mr. Kessler holds a B.A. from George Washington University in International Affairs and an M.P.P. from Harvard University's John F. Kennedy School of Government.

        Stephen D. Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as our President and Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced for Intermountain Healthcare's American Fork Hospital in American Fork, Utah, from November 2009 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to Dr. Clayton M. Christensen's The Innovator's Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman lobbied the U.S. Congress for the initial passage of the legislation authorizing HSAs. Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines). He serves on the America's Health Insurance Plans' HSA Leadership Council. Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona.

        Darcy Mott has served as our Executive Vice President and Chief Financial Officer since February 2007. From 1999 to 2004, Mr. Mott was Vice President, Treasurer and Chief Financial Officer at The Canopy Group, a technology investment company, where he was responsible for all finance operations and served on the board of directors of several portfolio companies, both public and private. Prior to joining The Canopy Group, Mr. Mott served for 12 years in various financial management positions at Novell, Inc., a networking software company. Prior to joining Novell, Inc., Mr. Mott worked as an accountant at Arthur Andersen & Co., serving a variety of public and private audit clients. Mr. Mott holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

        Ashley Dreier has served as our Executive Vice President, Chief Technology Officer and Chief Information Officer since February 2013. From May 2008 to February 2013, Ms. Dreier was Vice President of Product Development and Technology at Krames StayWell, a provider of interactive, print and mobile patient education solutions, consumer health information and population health management communications in the United States. Prior to joining Krames StayWell, Ms. Dreier was the Director of Product Development at GE Capital, where she was responsible for development of software products associated with corporate purchasing and travel and entertainment credit cards. Ms. Dreier holds a B.S. in Accounting from the University of Utah and an M.S. in Information Systems from the University of Utah.

        Frode Jensen has served as our Executive Vice President, General Counsel and Corporate Secretary since the completion of our initial public offering in August 2014. Prior to joining HealthEquity, Mr. Jensen was a partner from 2004 until 2014 at the law firm Holland & Knight LLP, where he specialized in corporate and securities law. Mr. Jensen holds a B.A. from Williams College and a J.D. from Columbia Law School.

        Jon Soldan has served as our Executive Vice President, Operations since August 2015. From September 2013 to July 2015, Mr. Soldan served as Chief Operating Officer at Entrata, Inc., a platform-as-a-service software provider in the property management industry. While at Entrata, Inc., Mr. Soldan also served as Senior Vice President of Client Services from April 2014 through December 2014, and as Vice President of Professional Services from September 2013 through April 2014. Mr. Soldan also served as Director, Project Management Office from June 2012 through September 2013 at Progrexion, as Director, Information Systems Programs, Assistant Professor (Lecturer) from May 2011 through June 2012 at the University of Utah, as Senior IT Project Manager from January 2011 through June 2011 at LDS Church and as Senior IT Program Manager from September 2009 through January 2011 at Staywell. Since August 2010, Mr. Soldan has taught, and currently continues to teach, courses at the University of Utah's David Eccles School of Business as an adjunct faculty member in the Operations and Information Systems department. He also consults for and teaches in the Professional and Executive Education departments at the University of Utah. Mr. Soldan holds a B.A. in Economics from the University of Utah, an M.S. in Information Systems from the University of Utah and an M.B.A. from Utah State University.

        Matthew Sydney has served as our Executive Vice President of Sales and Marketing since November 2014. From May 2010 to November 2014, Mr. Sydney served as our Senior Vice President of Regional and Commercial Sales. From November 2008 to May 2010, Mr. Sydney was Senior Director, Business Development for AllOne Health, Inc., a provider of health, wellness and benefit solutions. From May 2005 to October 2008, Mr. Sydney served as our Vice President, Corporate Development. Mr. Sydney holds a B.A. in Biology from the University of Michigan and an M.P.H. in Epidemiology from Emory University.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Respectfully submitted by the members of the compensation committee of the board of directors:

Frank T. Medici (Chair) Frank A. Corvino Manu Rana

 COMPENSATION DISCUSSION AND ANALYSIS

        We became a public company in August 2014 and filed our 2015 definitive proxy statement as an emerging growth company taking advantage of the scaled disclosure requirements available to emerging growth companies. As of January 31, 2016, we no longer qualify as an emerging growth company and, as a result, our definitive proxy statement this year includes additional information about our executive compensation program, including:

  •
  A Compensation Discussion and Analysis;

  •
  An additional year of information in the Summary Compensation Table; and

  •
  Additional compensation tables, including a "Grants of Plan-Based Awards Table" and an "Options Exercised and Stock Vested Table" and under the heading "Potential Payments Upon Termination and Change in Control Disclosure," which are included in this section.

        This Compensation Discussion and Analysis describes the compensation program for our principal executive officer, our principal financial officer, and the next three most highly-compensated executive officers of the Company (the "Named Executive Officers") during the fiscal year ended January 31, 2016. During the fiscal year ended January 31, 2016, these individuals were:

  •
  Jon Kessler, our President and Chief Executive Officer (our "CEO");

  •
  Stephen D. Neeleman M.D., our Founder and Vice Chairman;

  •
  Darcy Mott, our Executive Vice President and Chief Financial Officer (our "CFO");

  •
  Jon Soldan, our Executive Vice President, Operations; and

  •
  Mathew Sydney, our Executive Vice President of Sales and Marketing.

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended January 31, 2016. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the compensation committee of our board of directors (the "Compensation Committee") arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for the fiscal year ended January 31, 2016, including the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

  Fiscal Year 2016 Business Highlights

        During the fiscal year ended January 31, 2016, we sustained the momentum we have demonstrated since our initial public offering. Our key financial and operational results were as follows:(1)

  •
  Overall revenue of $126.8 million, representing an increase of 44% from the fiscal year ended January 31, 2015;

  •
  Net income of $16.6 million, representing an increase of 63% from the fiscal year ended January 31, 2015;

  •
  Net income of $0.28 per diluted share, compared to $0.21 per diluted share in the fiscal year ended January 31, 2015;

(1)
Adjusted EBITDA and non-GAAP earnings per diluted share are non-GAAP financial measures. The definitions of these non-GAAP financial measures, and a reconciliation of each of these non-GAAP financial measures to the most comparable GAAP measure, is included as Exhibit A to this proxy statement.

  •
  Adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") of $40.6 million, representing an increase of 61% from the fiscal year ended January 31, 2015;

  •
  Non-GAAP earnings per diluted share of $0.34 per share, compared to $0.23 per share in the fiscal year ended January 31, 2015;

  •
  2.1 million HSA members at the end of the fiscal year ended January 31, 2016, representing an increase of 50% compared to the fiscal year ended January 31, 2015; and

  •
  Total assets under management ("AUM") of $3.7 billion, representing an increase of 56% from the fiscal year ended January 31, 2015.

  Fiscal Year 2016 Executive Compensation Highlights

        The following key compensation actions were taken with respect to the Named Executive Officers for the fiscal year ended January 31, 2016:

  •
  Base Salaries—Annual base salaries were maintained at their year-end levels for the fiscal year ended January 31, 2015, except in the case of Mr. Sydney who, in accordance with the terms of his employment offer letter, received a base salary increase in the fiscal year ended January 31, 2016, of 25% to reflect his promotion to Executive Vice President of Sales and Marketing;

  •
  Annual Cash Bonuses—Based on our strong performance as measured against our corporate performance objectives, annual cash bonuses were paid at or above their annual cash bonus opportunities (except in the case of Mr. Sydney), including an annual cash bonus of $300,000 paid to our CEO; and

  •
  Long-Term Incentive Compensation—Our CEO, our Founder and Vice Chairman, and our Executive Vice President of Sales and Marketing did not receive equity awards. Our CFO and our Executive Vice President, Operations were granted long-term incentive compensation opportunities in the form of options to purchase shares of our common stock, which vest over a multi-year period, with grant date fair values of $264,775 and $1,154,000, respectively.

  Pay-for-Performance Discussion

        We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure that our executive officers' interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, the Compensation Committee seeks to ensure that a substantial portion of their target annual total direct compensation opportunity is "at-risk" and will vary above or below target levels commensurate with our performance.

        We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, as well as through the grant of options to purchase shares of our common stock which we use to deliver long-term incentive compensation opportunities. We believe that options to purchase shares of our common stock are a key incentive for our executive officers to drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our total stockholder return over this period. Although we did not grant options to purchase shares of our common stock to our CEO, Founder and Vice Chairman, or Executive Vice President of Sales and Marketing during the fiscal year ended January 31, 2016, each of these executive officers was granted options to purchase shares of our common stock in connection with our initial public offering, which continue to vest over a multi-year period.

  Stockholder Engagement

        We carefully consider feedback from our stockholders regarding our executive compensation program. Our stockholders are invited to express their views to the Compensation Committee as described under "Policies and Procedures for Communications to Independent Directors" in this proxy statement. We also engage in dialogue with our major stockholders throughout the year about various topics, including executive compensation. In connection with our Annual Meeting and over the course of the last year, we contacted several of our largest stockholders to solicit their views and opinions on matters of mutual interest.

  Executive Compensation Policies and Practices

        We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during the fiscal year ended January 31, 2016:

WHAT WE DO:

✓ Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.
✓ Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its compensation reviews for the fiscal year ended January 31, 2016.

✓

Annual Executive Compensation Review.    The Compensation Committee reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

✓

Multi-Year Vesting and Earnout Requirements.    The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

✓ Risk Mitigation. Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.

WHAT WE DO NOT DO:

✗

No Special Retirement Plans.    We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried team members.

✗

No Special Health or Welfare Benefits.    Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.

✗ No Perquisites. We provide no perquisites or other personal benefits to our executive officers.
✗ No Tax Reimbursements. We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits.
✗ No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits.
✗ Hedging and Pledging Prohibited. We prohibit our executive officers, directors, and certain other team members from hedging or pledging our securities.

Executive Compensation Philosophy and Program Design

  Compensation Philosophy

        Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

  •
  Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executive officers within the context of responsible cost management;

  •
  Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and

  •
  Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

  Program Design

        Going forward, we intend to structure the annual compensation of our executive officers, including the Named Executive Officers, using three principal elements: base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards for shares of our common stock. We also expect that the design of our executive compensation program will be influenced by a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We intend to evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures.

Governance of Executive Compensation Program

  Role of the Compensation Committee

        The Compensation Committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers, including the Named Executive Officers. The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers, overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors, determining and overseeing the process of evaluating our CEO's performance, and overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis.

        With respect to our CEO, the Compensation Committee sets, and with respect to our other executive officers, the Compensation Committee reviews and approves their:

  •
  annual base salaries;

  •
  annual cash bonuses;

  •
  long-term incentive compensation;

  •
  employment agreements (including post-employment compensation arrangements); and

  •
  other compensation, perquisites, and other personal benefits, if any.

        The Compensation Committee's practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure.

  Role of Chief Executive Officer and Other Members of Our Management Team

        In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. The management team assists the Compensation Committee by providing information on company and individual performance, market data, and management's perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our CEO's recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO) and direct reports to our CEO. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.

  Compensation Review Cycle

        The Compensation Committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the Named Executive Officers, during the first half of each fiscal year, or more frequently as warranted. Adjustments, if any, are generally effective shortly thereafter.

  Compensation-Setting Process

        The Compensation Committee does not establish a specific target for the total direct compensation opportunity of our executive officers, including the Named Executive Officers. When selecting and setting the amount of each compensation element, the Compensation Committee may consider the following factors:

  •
  our performance against the financial and operational objectives established by the Compensation Committee and our board of directors;

  •
  each individual executive officer's skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;

  •
  the scope of each executive officer's role compared to other similarly situated executives at the companies in our compensation peer group;

  •
  the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

  •
  compensation parity among our executive officers;

  •
  our financial performance relative to our peers; and

  •
  the compensation practices of our compensation peer group and the positioning of each executive officer's compensation in a ranking of peer company compensation levels.

        These factors provide the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.

  Role of Compensation Consultant

        The Compensation Committee has the authority to retain and terminate compensation consultants, legal counsel, and other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the senior management of the company. The Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities and, therefore, engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.

        Until October 2015, the Compensation Committee retained Towers Watson, a national compensation consulting firm as it compensation advisor. In October 2015, the Compensation Committee terminated its engagement with Towers Watson and in December 2015 ratified the engagement of Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia reports directly, and is directly accountable, to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Compensia at the Company's expense. The Compensation Committee selected each of Towers Watson and Compensia as its compensation consultant at various times because of each firm's expertise and reputation and the fact that each firm provides no services to us other than its services to the Compensation Committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.

        Following its engagement during the fiscal year ended January 31, 2016, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested by the Compensation Committee and consulted with the Compensation Committee chair and other members between meetings. In addition, it assisted with the preparation of this Compensation Discussion and Analysis.

        The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisor on executive and non-employee director compensation. The

Compensation Committee considered the independence of its compensation advisors and determined that there were no conflicts of interest.

  Competitive Positioning

        For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. During much of the past fiscal year, the Compensation Committee referenced the following compensation peer group for purposes of understanding the competitive market:

• Benefitfocus, Inc.	• Envestnet, Inc.	• Paylocity Holding Corporation
• Borderfree, Inc.	• Everyday Health, Inc.	• Planet Payment, Inc.
• Care.com, Inc.	• Financial Engines, Inc.	• RetailMeNot, Inc.
• Castlight Health, Inc.	• HealthStream, Inc.	• SPS Commerce, Inc.
• Chegg, Inc.	• Medidata Solutions, Inc.	• Veeva Systems, Inc.
• Cvent, Inc.	• Paycom Software, Inc.	• WageWorks, Inc.
• eHealth, Inc.

        In December 2015, with the assistance of Compensia, the Compensation Committee developed a formal compensation peer group to reflect the changes in our market capitalization over the previous several years, recognize our evolving business focus and account for changes in the competitive market.

        Based on this effort, the Compensation Committee approved a compensation peer group consisting of the following companies:

• AppFolio, Inc.	• Ellie Mae, Inc.	• Paycom Software, Inc.
• Benefitfocus, Inc.	• Evolent Health, Inc.	• Paylocity Holding Corporation
• Castlight Health, Inc.	• Financial Engines, Inc.	• Q2 Holdings, Inc.
• Cornerstone OnDemand, Inc.	• Healthstream, Inc.	• Wageworks, Inc.
• Cvent, Inc.	• MINDBODY, Inc.
• Ebix, Inc.	• NIC, Inc.

        The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:

  •
  similar revenue size—~0.3x to ~3.0x our last four fiscal quarters' revenue of approximately $107 million;

  •
  similar market capitalization—~0.3x to ~3.0x our market capitalization of $1.7 billion;

  •
  similar industry focus—technology enabled business services;

  •
  form of ownership—recently publicly traded; and

  •
  geographic location.

        To analyze the compensation practices of the companies in our compensation peer group, the Compensation Committee's compensation consultant gathers data from public filings (primarily proxy statements). In the fiscal year ended January 31, 2016, this market data was then used as a reference point for the Compensation Committee to assess our current cash incentive compensation levels in the course of its deliberations on compensation forms and amounts. Although the Compensation Committee considered this market data when assessing the current compensation levels for the Named Executive Officers, it does not target any specific peer group percentile levels.

        The Compensation Committee has and will continue to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

        In the fiscal year ended January 31, 2016, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of options to purchase shares of our common stock. While the Compensation Committee reviews each of these compensation elements, as well as target total direct compensation, it does not use any specific formula to determine the allocation between fixed and variable compensation in making its decisions. Rather, the Compensation Committee considers together all elements that comprise the target total direct compensation of the Named Executive Officers rather than each element in isolation.

Compensation Element	Primary Purpose of Compensation Element	Philosophy Behind Providing Compensation Element
Annual Compensation:
Base Salary	• A fixed portion of the compensation that reflects expertise and scope of responsibilities.	• Provides a base component of total compensation. • Attract and retain key talent. • Provide financial certainty and stability. • Recognition of individual performance.
Performance-Based Annual Incentive

•

Provides "at-risk" pay that reflects annual Company performance and performance against strategic accomplishments.

•

Drive "top-line" growth, "bottom-line" profitability, and overall customer satisfaction.

•

Drive execution of our annual operating plan.

• Promotes the achievement of financial and performance metrics important to stockholders. • Reinforces the importance of preestablished strategic accomplishments and goals. • Rewards team success.
Long-Term Compensation:
Long-Term Incentive Program	• Provides "at-risk" pay with a long-term focus, subject to both performance- and service-based vesting mechanics.

•

Retains talent through long-term wealth-creation opportunities.

•

Attract and retain key talent.

•

Aligns Named Executive Officers' and long-term stockholders' interests.

•

Reflects long-term performance

Other Executive Benefits:
Retirement Programs	• Provide income security for retirement.	• Attract and retain key talent.
Other Benefits	• Provide competitive benefits to team members.	• Attract and retain key talent. • Provide for safety and wellness of our team members.

  Base Salary

        Generally, we establish the initial base salaries of our executive officers through arm's-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

        In March 2015, the Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. The base salaries of the Named Executive Officers as determined by the Compensation Committee in March 2015 for the fiscal year ended January 31, 2016, were as follows:

Named Executive Officer	Fiscal Year 2016 Base Salary ($)
Mr. Kessler	400,000
Dr. Neeleman	300,000
Mr. Mott	250,000
Mr. Sydney	200,000

        In August 2015, in connection with his appointment as our Executive Vice President, Operations, the Company set Mr. Soldan's annual base salary at $220,000. This base salary was determined by arm's-length negotiations with Mr. Soldan. For the fiscal year ended January 31, 2016, this amount was pro-rated to reflect his partial year of employment.

  Annual Cash Bonuses

        For the fiscal year ended January 31, 2016, we had a single cash bonus plan, the HealthEquity Executive Bonus Plan for Fiscal Year 2016 (the "2016 Executive Bonus Plan"), for our executive officers, including the Named Executive Officers (other than Mr. Sydney, who, as our Executive Vice President of Sales and Marketing, participated in both the 2016 Executive Bonus Plan and a sales incentive plan) which was established by the Compensation Committee as a "performance cash award" under our 2014 Equity Incentive Plan.

        The Compensation Committee established each executive officer's target annual cash bonus opportunity and set the formula for bonus payments at the beginning of the fiscal year ended January 31, 2016.

  Target Annual Cash Bonus Opportunities

        Each of our executive officers participating in the 2016 Executive Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. In March 2015, the Compensation Committee reviewed the target annual cash bonus opportunities of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described above.

        Following this review, the Compensation Committee determined to maintain the target annual cash bonus opportunities for our executive officers at their levels for the fiscal year ended January 31, 2015.

The target annual cash bonus opportunities of the Named Executive Officers for the fiscal year ended January 31, 2016, were as follows:

Named Executive Officer	Fiscal Year 2015 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2016 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Fiscal Year 2016 Target Annual Cash Bonus Opportunity ($)
Mr. Kessler	75%	75%	300,000
Dr. Neeleman	75%	75%	225,000
Mr. Mott	50%	50%	125,000
Mr. Sydney(1)	—	92.5%	185,000

(1)
Approximately 80% of Mr. Sydney's target annual cash bonus opportunity for the fiscal year ended January 31, 2016, was to be determined under his sales incentive plan (as described below) and approximately 20% of his target annual cash bonus opportunity was to be determined pursuant to the 2016 Executive Bonus Plan.

        In August 2015, in connection with Mr. Soldan's appointment as our Executive Vice President, Operations, the Compensation Committee set his target annual cash bonus opportunity at 33% of his annual base salary. This target bonus opportunity was determined by the Compensation Committee in arm's-length negotiations with Mr. Soldan. For the fiscal year ended January 31, 2016, this amount was pro-rated to reflect his partial year of employment.

  Corporate Performance Measures

        At the beginning of the fiscal year ended January 31, 2016, the Compensation Committee selected total revenue, Adjusted EBITDA, and AUM as the corporate performance measures for purposes of the 2016 Executive Bonus Plan. The Compensation Committee selected these performance measures because it believed that they were appropriate drivers for our business as they provided a balance between generating revenue, managing our expenses, and growing our business, which enhance stockholder value over the short term.

        For purposes of the 2016 Executive Bonus Plan, "Adjusted EBITDA" was defined as adjusted earnings before interest, taxes, depreciation and amortization and certain other non-operating items. The Compensation Committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of non-operating expenses and non-cash expenses.

        The target levels for these performance measures were based on our operating plan for the fiscal year ended January 31, 2016, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of measures was intended to balance a top-line measure (total revenue) with a bottom-line measure (Adjusted EBITDA). The Compensation Committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our ultimate performance as a whole.

        In March 2015, the Compensation Committee set the target levels and the payment percentages for each of the corporate performance measures for the 2016 Executive Bonus Plan. The weighting of these corporate performance measures (as a percentage of each executive officer's total target annual cash bonus opportunity) and the related target levels for each measure were as follows (with dollars expressed in thousands):

Corporate Performance Measure	Weighting	Target Performance Level ($)
Total Revenue	25%	118,629
Adjusted EBITDA	30%	36,501
Assets Under Management	25%	3,161,981

  Individual and Team Performance Objectives

        At the beginning of the fiscal year ended January 31, 2016, the Compensation Committee also established the individual and team performance objectives for each executive officer (other than Mr. Sydney, whose target annual cash bonus opportunity was to be based entirely on corporate performance measures and the sales incentive plan described below). Individual and team goals were based on:

  •
  whether an executive officer's team satisfied the performance objectives for the fiscal year ended January 31, 2016, established by the executive officer and approved by the Compensation Committee, with input from our CEO (except with respect to his own performance); and

  •
  how much the executive officer contributed to the success of his or her team's performance.

        For Mr. Kessler and Dr. Neeleman, individual and Company-wide success were interrelated. Thus, individual performance was assessed based on our actual achievement with respect to total revenue, Adjusted EBITDA and AUM.

        This assessment was inherently subjective and was made by the Compensation Committee in its sole discretion with input from our CEO (except with respect to his own performance). Consequently, notwithstanding the achievement of performance goals and objectives, an executive officer's actual annual cash bonus may be less than his or her target annual cash bonus.

        The individual and team objectives components were weighted as 20% of each executive officer's total target annual cash bonus opportunity.

  Bonus Formula

        For purposes of the 2016 Executive Bonus Plan, each of the corporate performance measures and individual and team performance objectives were to be based on a payment percentage to be calculated as follows:

Percentage Achievement of Target Performance Level	Payment as a Percentage of Target Performance Level(1)
0% to 94% achievement	0%
95% achievement	25%
100% achievement	100%
105% achievement	125%
110% or above achievement	135%

(1)
Performance achievement between the specified levels was to be interpolated on a straight-line basis.

        The amount that each participant would actually earn under the 2016 Executive Bonus Plan was to be based on our actual achievement with respect to revenue, Adjusted EBITDA, and AUM for the fiscal year ended January 31, 2016, and the achievement of individual and team performance objectives.

  Fiscal Year 2016 Annual Cash Bonus Payments

        In March 2016, the Compensation Committee determined the amounts (if any) to be paid under the 2016 Executive Bonus Plan based on our actual performance for the year with respect to each performance measure multiplied by each participant's target annual cash bonus opportunity. For the fiscal year ended January 31, 2016, our total revenue was $126.8 million, our Adjusted EBITDA was $40.6 million, and our AUM was $3.7 billion. In the aggregate, our performance was above the target levels established for the corporate performance measures. Accordingly, the funding for the 2016 Executive Bonus Plan was as follows (with dollars expressed in thousands):

Corporate Performance Measure	Target Performance Level ($)	Actual Performance Level ($)	Funding Percentage	Payment Weighting Percentage	Weighted Funding Percentage
Total Revenue	118,628	126,786	106.9%	25%	26.7%
Adjusted EBITDA	36,501	40,625	111.3%	30%	33.4%
Assets Under Management	3,161,981	3,684,506	116.5%	25%	29.1%

        In addition, the Compensation Committee evaluated the individual performance of each executive officer, as well as the performance of each executive officer's team (where applicable), against the objectives approved by the Compensation Committee and assessed the extent to which each executive officer's efforts had contributed to the success of his team's performance.

        The actual annual cash bonus payments made to the Named Executive Officers for the fiscal year ended January 31, 2016, were as follows:

  •
  Mr. Kessler—received an annual cash bonus payment in the amount of $300,000, which was the maximum annual bonus for which he was eligible for the fiscal year ended January 31, 2016;

  •
  Dr. Neeleman—received an annual cash bonus payment in the amount of $225,000, which was the maximum annual bonus for which he was eligible for the fiscal year ended January 31, 2016;

  •
  Mr. Mott—received an annual cash bonus payment in the amount of $125,000, which was the maximum annual bonus for which he was eligible for the fiscal year ended January 31, 2016;

  •
  Mr. Soldan—received an annual cash bonus payment in the amount of $54,000, which was 135% of his pro-rated target annual cash bonus opportunity for the fiscal year ended January 31, 2016, plus an additional $5,000 to recognize his achievements in connection with the successful acquisition of the Bancorp Bank's HSA portfolio; and

  •
  Mr. Sydney—received an annual cash bonus payment in the amount of $34,000, which was 92% of his target annual cash bonus opportunity to be determined pursuant to the 2016 Executive Bonus Plan and $145,688, which represented approximately 98.4% of his target annual cash bonus opportunity to be determined pursuant to the Sales Incentive Plan.

  Sales Incentive Plan

        As our Executive Vice President of Sales and Marketing, Mr. Sydney also participates in an annual sales incentive plan set forth in his employment offer letter (the "Sales Incentive Plan"), which rewards him for selling our products and services and contributing to our success and growth. Under the Sales Incentive Plan, Mr. Sydney was eligible to earn commissions based on each newly activated HSA for which we act as sole custodian of account funds and are permitted to earn normal rates of return, excluding any HSAs acquired from third parties. Mr. Sydney was eligible to receive a "draw" in the amount of $0.40 for each such newly activated HSA, calculated at the end of each month and payable in the month following the month in which the new HSA was activated. The aggregate amount received during the applicable fiscal year pursuant to this draw is offset against the portion of his target annual cash bonus opportunity to be determined pursuant to the Sales Incentive Plan. As noted above, for the fiscal year ended January 31, 2016, Mr. Sydney earned a commission of $145,688, which represented approximately 98.4% of his target annual cash bonus opportunity to be determined pursuant to the Sales Incentive Plan.

        If our sales performance exceeds "target" performance, Mr. Sydney was also eligible to receive an additional "kicker" bonus in an amount up to $50,000 (if we achieved at least 115% of target performance but not more than 125% of target performance), up to $100,000 (if we achieved at least 125% of target performance but not more than 150% of target performance), or up to $140,000 (if we achieved at least 150% of target performance). There would be no interpolation of performance between the various performance levels. For the fiscal year ended January 31, 2016, Mr. Sydney did not receive a "kicker" bonus.

  Long-Term Incentive Compensation

        Currently, the Compensation Committee uses equity awards in the form of options to purchase shares of our common stock to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time-to-time. The Compensation Committee believes options provide an effective performance incentive because our executive officers derive value from their options only if our stock price increases (which benefits all stockholders) and they remain employed with us beyond the date that their options "vest" (that is, become exercisable).

        As with their other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis, the recommendations of our CEO (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our "overhang") in relation to the companies in our compensation peer group, and the other factors described above.

        In March 2015, the Compensation Committee granted Mr. Mott an option to purchase 25,000 shares of our common stock. The Compensation Committee determined the amount of this award after taking into consideration the recommendation of our CEO and the other factors described above.

        In August 2015, in connection with his appointment as our Executive Vice President, Operations, the Compensation Committee granted Mr. Soldan an option to purchase 100,000 shares of our common stock. The amount of this award was determined by the Compensation Committee in arm's-length negotiations with Mr. Soldan. This option vests in four equal annual installments on the first four anniversaries of the date of grant.

  Welfare and Health Benefits

        We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, which contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (the "Section 401(k) Plan"). Generally, employees, including our executive officers, who have attained at least 21 years of age are generally eligible to participate in the Section 401(k) Plan on the first day of the calendar month following their respective dates of hire.

Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for "catch-up" contributions. The Section 401(k) Plan provides for a discretionary employer matching contribution and, for the fiscal year ended January 31, 2016, we made a contribution equal to 50% of a participant's Section 401(k) Plan contributions, up to 6% of his or her compensation.

        All employee and employer contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants and contributions that we make to a participant's Section 401(k) Plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the Section 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and vests in employer contributions at a rate of 25% for each year of employment.

        In addition, our executive officers, including the Named Executive Officers, are eligible to participate in our employee benefits programs on the same basis as all of our employees. These benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage, health savings accounts and accidental death and dismemberment insurance.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

  Perquisites and Other Personal Benefits

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, and do not have a formal perquisites policy, but may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During the fiscal year ended January 31, 2016, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

  Employment Agreements

        We have entered into either a written employment agreement or a written employment offer letter with each of our Named Executive Officers. Each of these agreements or letters was approved on our behalf by the Compensation Committee or, in certain instances, by our board of directors.

        In filling each of our executive positions, our board of directors or the Compensation Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the Compensation Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.

        Each of these written arrangements provides for "at-will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, with respect to Messrs. Soldan and Sydney, an equity award recommendation. These arrangements also set forth the rights and responsibilities of each party and protect both parties' interests in the event of a termination of employment. In addition, each arrangement with Mr. Kessler, Dr. Neeleman, and Mr. Mott provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment. Finally, these arrangements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.

        These post-employment compensation arrangements are described in more detail in "Potential Payments Upon Termination or Change in Control" below.

        For information on the specific terms and conditions of the employment agreements of the Named Executive Officer, see "Employment Agreements with Named Executive Officers" below.

  Post-Employment Compensation

        Other than the post-employment compensation arrangements for Mr. Kessler, Dr. Neeleman and Mr. Mott in the event of certain terminations of employment and some limited vesting pursuant to outstanding performance-based vesting options granted to Mr. Kessler, Dr. Neeleman, and Messrs. Mott and Sydney as further described under "Potential Payments Upon Termination or Change In Control" below, we do not have post-employment compensation arrangements in place for our executive officers, including the Named Executive Officers, including in the event of a change in control of the Company.

        For information on the post-employment compensation arrangements for the Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of the fiscal year ended January 31, 2016, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies and Practices

  Policy Prohibiting Hedging or Pledging of Our Equity Securities

        Our Insider Trading Policy provides that certain key employees, including our executive officers and the members of our board of directors, are prohibited from engaging in short sales of our securities, buying or selling options or other derivative securities on our securities, and hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds). In addition, these individuals are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

  Stock Ownership Guidelines

        On April 20, 2016, the board of directors adopted stock ownership guidelines for our CEO, Executive Vice Chairman and CFO which set the minimum ownership expectations for each such executive officer. The guidelines require that prior to the later of (x) July 31, 2021, and (y) within five years of first becoming subject to the guidelines, our CEO, Executive Vice Chairman and CFO meet the minimum stock ownership requirement equal to 6 times base salary, 5 times base salary and 3 times base salary, respectively. Half of the fair market value of the shares of our common stock underlying unexercised stock options (to the extent the fair market value exceeds the applicable exercise price) and half of all shares of our common stock underlying deferred restricted stock units held by the executive officers are included when determining the executive officer's stock ownership. The Company believes that the stock ownership guidelines serve to further align the interests of the covered executive officers with the interests of our stockholders.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our stockholders under the federal securities laws in any taxable year. Compensation in excess of $1 million may only be deducted if it is "performance-based compensation" within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the Compensation Committee considers the potential impact of Section 162(m) on the compensation paid to the Named Executive Officers.

        The Compensation Committee has also intended for some, if not all, of the compensation payable to the Named Executive Officers to comply with the transition rules under Section 162(m) for newly public companies; to the extent such transition rules apply to us, the $1 million deduction limit would not apply. In approving the amount and form of compensation for our executive officers in the future, the Compensation Committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). Further, as a newly public company, we intend to continue to rely upon the transition relief under Section 162(m) described above.

        Where reasonably practicable, the Compensation Committee will seek to qualify the performance-based incentive compensation paid or awarded to the Named Executive Officers for the "performance-based compensation" exemption from the deductibility limit of Section 162(m). To maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to the Named Executive Officers that is subject to Section 162(m) must be deductible for federal income tax purposes. From time to time, the Compensation Committee may, in its judgment, approve compensation for the Named Executive Officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our stockholders.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999, and have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Deferred Compensation

        If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code ("Section 409A"), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, this amount of this expense is not the most important factor that the Compensation Committee considers when making equity-award decisions.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers during the fiscal years ended January 31, 2016, January 31, 2015, and January 31, 2014.

Summary Compensation Table

Name and principal position(1)	Fiscal year-end(3)	Salary ($)		Bonus(5) ($)	Stock awards ($)	Option awards(6) ($)	Non-equity incentive plan compensation(7) ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation(8) ($)	Total ($)
Jon Kessler	2016	400,000		300,000	—	—	—	—	9,750	709,750
President & Chief	2015	337,586		300,000	—	2,479,760	—	—	24,000	3,141,346
Executive Officer	2014	275,172		156,250	—	—	—	—	48,000	479,422
Stephen D. Neeleman, M.D.	2016	300,000		225,000	—	—	—	—	8,250	533,250
Founder and Vice	2015	254,167		225,000	—	1,239,880	—	—	8,240	1,727,287
Chairman	2014	200,000		106,250	—	—	—	—	3,850	310,100
Darcy Mott(2)	2016	250,000		125,000	—	264,775	—	—	7,500	647,275
Executive Vice President and Chief Financial Officer
Jon Soldan(2)	2016	115,344	(4)	54,000	—	1,154,000	—	—	3,300	1,326,664
Executive Vice President, Operations
Matthew Sydney(2)	2016	200,000		34,000	—	—	145,688	—	4,137	383,825
Executive Vice President, Sales and Marketing	2015	160,000		35,000	—	1,028,485	282,824	—	1,423	1,507,732

(1)
The positions reported for each Named Executive Officer are the positions held on January 31, 2016. Mr. Soldan was appointed as Executive Vice President, Operations on August 27, 2015.

(2)
Neither of Messrs. Mott and Soldan was a named executive officer in prior years, and Mr. Sydney was not a named executive officer prior to his appointment as Executive Vice President, Sales and Marketing on November 1, 2014, and, therefore, in accordance with SEC regulations, only compensation information for the fiscal year in which each executive became a named executive officer is included in the Summary Compensation Table.

(3)
Our fiscal year ends on January 31st.

(4)
Mr. Soldan's base salary reflects his partial year of employment.

(5)
The amounts reported in this column represent the bonuses earned by each executive pursuant to the HealthEquity Executive Bonus Plan for Fiscal Year 2016. These amounts were paid in April 2016. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

(6)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to the Named Executive Officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the Named Executive Officers, which depends on the market value of the Company's common stock on a date in the future when the options are exercised. Grants made during the fiscal year ended January 31, 2016, were options subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value is calculated by multiplying the Black-Scholes value by the number of shares subject to the options. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End" below and note 11 to our consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

(7)
The amount reported as earned by Mr. Sydney in this column represents commissions earned by him pursuant to the HealthEquity Sales Incentive Plan. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Sales Incentive Plan" above.

(8)
The amounts reported in this column for the fiscal year ended January 31, 2016, represent employer matching contributions made to our Section 401(k) Plan during the applicable fiscal year.

Grant of Plan-Based Awards

        The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the fiscal year ended January 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards								Grant Date Fair Value of Stock and Option Awards ($)
								Number of Other Stock Awards (#)	Number of Other Option Awards (#)		Exercise Price of Option Awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jon Kessler	—	—	—	—	—	—	—	—	—		—		—
Stephen D. Neeleman, M.D.	—	—	—	—	—	—	—	—	—		—		—
Darcy Mott	3/26/2015	—	—	—	—	—	—	—	25,000	(1)	25.39	(2)	264,775	(3)
Jon Soldan	8/26/2015	—	—	—	—	—	—	—	100,000	(1)	28.69	(2)	1,154,000	(3)
Matthew Sydney(4)	—	—	148,000	288,000	—	—	—	—	—		—		—

(1)
These options vest and become exercisable on each of the first four anniversaries of the applicable grant date.

(2)
The exercise price of the options was set at the fair market value of one share of our common stock on the applicable grant date.

(3)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to the Named Executive Officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the Named Executive Officers, which depends on the market value of the Company's common stock on a date in the future when the options are exercised. Grants made during the fiscal year ended January 31, 2016, were options subject to time-based vesting conditions. For such time-based vesting awards, the grant date fair value is calculated by multiplying the Black-Scholes value by the number of shares subject to the options. For additional information, including a discussion of the assumptions used to calculate these values, please see "—Outstanding Equity Awards at Fiscal Year End" below and note 11 to our consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

(4)
The amounts reported in this row represent commissions that could have been earned by Mr. Sydney pursuant to the HealthEquity Sales Incentive Plan. For additional information, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Sales Incentive Plan" above and "—Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table—Executive Employment Arrangements—Matthew Sydney" below.

Narrative to Summary Compensation Table and Grant of Plan-Based Awards Table

  Executive Employment Arrangements

        Certain of the compensation paid to the Named Executive Officers reflected in the summary compensation table was provided pursuant to employment agreements with us, which are summarized below. In connection with our initial public offering, we entered into new employment agreements with each of Mr. Kessler, Dr. Neeleman and Mr. Mott. We entered into a letter agreement with Mr. Sydney in connection with his appointment as Executive Vice President, Sales and Marketing and we entered into a letter agreement with Mr. Soldan in connection with his appointment as Executive Vice President, Operations. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our Named Executive Officers, please see "—Potential Payments Upon Termination or Change In Control" below.

        Jon Kessler, Stephen D. Neeleman, M.D. and Darcy Mott.    The employment agreements entered into with Mr. Kessler, Dr. Neeleman and Mr. Mott each provides for an indefinite term, commencing on the day immediately preceding our initial public offering and ending upon a termination of the executive's employment by us or the executive for any reason. Pursuant to the terms of the employment agreements, each of Mr. Kessler, Dr. Neeleman and Mr. Mott are entitled to an annual base salary of not less than $400,000, $300,000 and $250,000, respectively, and are each eligible to earn a target annual bonus equal to 75%, 75% and 50% of their base salary, respectively, based upon the achievement of corporate and individual performance objectives as determined by our Compensation Committee and communicated to the executive no later than 90 days after the commencement of the fiscal year to which the bonus relates. For a discussion of our annual bonus plan, please see

"—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the employment agreements with Mr. Kessler, Dr. Neeleman and Mr. Mott, please see "—Potential Payments Upon Termination or Change In Control" below.

        Matthew Sydney.    In connection with Mr. Sydney's appointment as Executive Vice President, Sales and Marketing, we entered into a letter agreement with Mr. Sydney pursuant to which Mr. Sydney's compensation (including both base salary and bonus opportunity) remained unchanged for the balance of the fiscal year ended January 31, 2015. The letter agreement also provides that, effective as of February 1, 2015, Mr. Sydney's base salary would increase from $160,000 to $200,000. In addition, beginning with the fiscal year ended January 31, 2016, Mr. Sydney was eligible to earn an annual target bonus equal to up to $185,000 upon the achievement of certain performance targets, 20% of which are tied to the achievement of company-wide goals, and the remaining 80% of which are tied to the sales team's meeting sales targets. For a discussion of Mr. Sydney's sales incentive plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Sales Incentive Plan" above.

        Jon Soldan.    In connection with Mr. Soldan's appointment as Executive Vice President, Operations, we entered into a letter agreement with Mr. Soldan pursuant to which he is entitled to an annual base salary of $220,000 and an annual bonus with a target equal to 33% of his base salary, subject to the achievement of applicable individual, team and company goals. For a discussion of our annual bonus plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

  Annual Bonus Plan

        Our Named Executive Officers were eligible to participate in the HealthEquity Executive Bonus Plan for Fiscal Year 2016, or the 2016 Executive Bonus Plan, pursuant to which each was eligible to receive a bonus with respect to the fiscal year ended January 31, 2016, provided he or she remained employed with us through January 31, 2016 and, except as may be provided for in any individual employment agreement, he or she remained employed with us through the date the bonuses were paid in April 2016, after an independent audit of our financial statements for the fiscal year ended January 31, 2016, was completed. For a discussion of our annual bonus plan, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses" above.

  Stock Plan

        During the fiscal year ended January 31, 2016, we granted options to purchase our common stock to our CFO and our Executive Vice President, Operations. For a discussion of such option grants, please see "—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation" above.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth outstanding equity awards to acquire shares of our common stock held by each of our Named Executive Officers as of January 31, 2016.

		Options awards							Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity incentive plan awards: number of securities underlying unexercised unearned options		Option exercise price(3) ($)	Option expiration date	Number of shares or units of stock that have not vested	Market Value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jon Kessler	3/26/2009	300,000	—		—		0.10	3/26/2019	—	—	—	—
	9/18/2009	145,000	—		—		0.10	9/18/2019	—	—	—	—
	8/8/2011	500,000	—		—		1.25	8/8/2021	—	—	—	—
	7/30/2014	40,000	—		360,000	(1)	14.00	7/14/2024	—	—	—	—
Stephen D. Neeleman, M.D.	8/8/2011	213,654	—		—		1.25	8/8/2021	—	—	—	—
	7/30/2014	20,000	—		180,000	(1)	14.00	7/14/2024	—	—	—	—
Darcy Mott	4/3/2009	204,000	—		—		0.10	6/20/2017	—	—	—	—
	4/3/2009	20,000	—		—		0.10	5/22/2018	—	—	—	—
	8/8/2011	125,000	—		—		1.25	8/8/2021	—	—	—	—
	7/30/2014	10,000	—		90,000	(1)	14.00	7/30/2024	—	—	—	—
	3/26/2015	—	25,000	(2)	—		25.39	3/26/2025	—	—	—	—
Jon Soldan	8/26/2015	—	100,000	(2)	—		28.69	8/26/2025	—	—	—	—
Matthew Sydney	4/29/2011	5,000	—		—		0.80	4/29/2021	—	—	—	—
	7/30/2014	2,500	—		22,500	(1)	14.00	7/30/2024	—	—	—	—
	11/1/2014	5,000	—		45,000	(1)	20.40	11/1/2024	—	—	—	—
	11/1/2014	12,500	37,500	(2)	—		20.40	11/1/2024	—	—	—	—

(1)
These options vest and become exercisable upon the attainment of the following performance criteria: (i) 20% of the options subject to the grant vest upon the attainment of an annual growth rate of Adjusted EBITDA per share of common stock of 30% for the fiscal year ending January 31, 2017; (ii) 30% of the options subject to the grant vest upon the attainment of an annual growth rate of Adjusted EBITDA per share of common stock of 30% for the fiscal year ending January 31, 2018; and (iii) 40% of the options subject to the grant vest upon the attainment of an annual growth rate of Adjusted EBITDA per share of common stock of 25% for the fiscal year ending January 31, 2019.

(2)
These options vest and become exercisable on each of the first four anniversaries of the applicable grant date.

(3)
The option exercise price for grants made prior to (and not in connection with) our initial public offering reflect the adjustment approved by the board of directors for the previously declared cash dividend of $50 million on shares of our common stock outstanding on the business day immediately prior to the closing date of our initial public offering (after giving effect to the conversion of all of our outstanding convertible preferred stock and redeemable convertible preferred stock into shares of common stock). The option exercise price for grants made in connection with our initial public offering was the price per share at which our common stock was first sold in our initial public offering.

Option Exercises and Stock Vested

        The following table sets forth information concerning option exercises by and the vesting of stock awards held by our Named Executive Officers during the fiscal year ended January 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon Kessler	300,000	8,869,912	—	—
Stephen D. Neeleman, M.D.	136,346	4,082,850	—	—
Darcy Mott	196,000	5,313,337	—	—
Jon Soldan	—	—	—	—
Matthew Sydney	—	—	—	—

(1)
The value realized on exercise is calculated by multiplying the number of shares of common stock acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.

Pension Benefits

        The Company does not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.

Non-Qualified Deferred Compensation

        The Company does not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.

Potential Payments Upon Termination or Change In Control

        The following summaries describe the potential payments and benefits that we would provide to our Named Executive Officers in connection with a termination of employment and/or a change in control.

  Severance Benefits

        Pursuant to the terms of each of Mr. Kessler's, Dr. Neeleman's and Mr. Mott's employment agreements, each executive is entitled to certain severance payments in connection with a qualifying termination of employment. Messrs. Sydney and Soldan are not contractually entitled to severance payments in connection with a termination of their employment. In the absence of an employment, severance or other agreement, we do not offer or have in place for our Named Executive Officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control (other than our contributory defined contribution plan). Under certain circumstances, a Named Executive Officer without an employment, severance or other agreement may be offered severance benefits to be negotiated at the time of termination.

        Upon a termination of Mr. Kessler's, Dr. Neeleman's or Mr. Mott's employment by us without "cause" (as defined in the applicable employment agreement) or by Mr. Kessler, Dr. Neeleman or Mr. Mott for "good reason" (as defined in the applicable employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates, the executive would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other senior executive officers; (iii) with respect to any vested options held by the executive as of the date of executive's termination, the ability to exercise such options until the earlier to occur of (a) the expiration date of such options and (b) the 12-month anniversary of the termination date; and (iv) subject to the executive's election of COBRA continuation coverage, provided the executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination. In addition, upon a termination of Mr. Kessler's, Dr. Neeleman's or Mr. Mott's employment due to death or disability, in addition to any accrued or earned but unpaid amounts, the executive (or the executive's estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other senior executive officers.

        Each of Mr. Kessler's, Dr. Neeleman's and Mr. Mott's employment agreements subjects each executive to customary confidentiality restrictions that apply during the executive's employment and indefinitely thereafter, and a covenant not to compete during the executive's employment, and for a period of 12 months thereafter (24 months in the event of a termination of the executive's employment by us for cause, due to disability or by the executive without good reason). In addition, each of Mr. Kessler, Dr. Neeleman and Mr. Mott are subject to a non-interference covenant while employed with us and for a period of 24 months thereafter. Generally, the non-compete provisions prevent the executives from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for medical payment RAs, including, but not limited to, health savings accounts, flexible spending accounts and health reimbursement accounts or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during such executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties.

        Each of Messrs. Sydney and Soldan is a party to a Team Member Confidentiality and Intellectual Property Transfer Agreement which subjects him to customary confidentiality restrictions that apply during his employment and indefinitely thereafter. Pursuant to the Team Member Confidentiality and Intellectual Property Transfer Agreement, each of Messrs. Sydney and Soldan are also subject to a covenant not to solicit our employees or customers while employed with us and for one year thereafter and a covenant not to compete with us while employed with us and for a period of six months thereafter if Messrs. Sydney's or Soldan's employment is terminated by him for any reason or by us with "cause" (as defined in the agreement).

  Vesting of Outstanding Equity Awards

        Our Named Executive Officers hold unvested options granted pursuant to our HealthEquity, Inc. 2014 Equity Incentive Plan, or 2014 Plan. The 2014 Plan provides that in the event of a significant "corporate transaction," as defined under the 2014 Plan, each outstanding award will be treated as the administrator determines. In addition, each of the performance-based vesting options granted to Mr. Kessler, Dr. Neeleman, and Messrs. Mott and Sydney provide that, upon a change in control that occurs on or following February 1, 2016, if the Adjusted EBITDA target for the fiscal year prior to the fiscal year in which such change in control occurs was achieved, then the portion of the option that would otherwise be eligible to vest as of the next vesting date will immediately vest. In addition, the performance-based vesting options further provide that if an option holder's employment is terminated on or following February 1, 2016, by us without cause within 90 days prior to a change in control, and the Adjusted EBITDA target for the fiscal year prior to the fiscal year of such termination was achieved, then the portion of the option that would otherwise be eligible to vest in the fiscal year in which such termination occurs shall vest.

        The information in the table below describes and quantifies certain estimated compensation that would have become payable following a change in control or termination of employment of our Named Executive Officers assuming that the change in control or termination of employment occurred on January 31, 2016.

Name	Cash Severance Payment(1) ($)	Bonus Payment(2) ($)	COBRA Premium Reimbursement(3) ($)	Accelerated Vesting of Performance- Based Vesting Options(4) ($)
Jon Kessler
Voluntary termination for good reason or involuntary termination without cause	400,000	300,000	12,125	—
Termination for disability or upon death	—	300,000	—	—
Stephen D. Neeleman, M.D.
Voluntary termination for good reason or involuntary termination without cause	300,000	225,000	12,125	—
Termination for disability or upon death	—	225,000	—	—
Darcy Mott
Voluntary termination for good reason or involuntary termination without cause	250,000	125,000	12,125	—
Termination for disability or upon death	—	125,000	—	—
Jon Soldan
Voluntary termination for good reason or involuntary termination without cause	—	—	—	—
Termination for disability or upon death	—	—	—	—
Matthew Sydney
Voluntary termination for good reason or involuntary termination without cause	—	—	—	—
Termination for disability or upon death	—	—	—	—

(1)
The severance amounts reported in this column are based on the base salaries in effect on January 31, 2016.

(2)
The bonus amounts reported in this column represent the bonus under our annual bonus plan based on actual performance for the fiscal year ended January 31, 2016.

(3)
The amounts reported in this column are merely an estimate of the employer portion of the applicable COBRA premium cost for the level of coverage each Named Executive Officer had as of January 31, 2016, and is based on approximate benefit costs for the fiscal year ending January 31, 2017.

(4)
None of our Named Executive Officers would have been eligible for any accelerated vesting of performance-based vesting options in connection with a change in control or termination of employment on January 31, 2016, under the terms of the outstanding grant agreements.

Director Remuneration

        In connection with our initial public offering, our board of directors approved a new compensation policy for our non-employee directors. This compensation policy provides that each such non-employee director will receive the following compensation for service on our board of directors:

  •
  annual cash retainer of $25,000 for each non-employee director (other than any non-employee director who is a representative of Berkley Capital Investors, L.P. or Napier Park Global Capital);

  •
  additional cash retainer for the chair of the audit committee of $40,000 for service as chairperson of the audit committee;

  •
  additional cash retainer for the chair of the compensation committee of $15,000 for service as chairperson of the compensation committee;

  •
  initial equity award of options to acquire 25,000 shares of our common stock upon first joining our board of directors following our initial public offering, vesting annually over a four year period following the grant date, subject to the director's continued service with us;

  •
  annual equity award of options to acquire 15,000 shares of our common stock, vesting at the end of the applicable fiscal year corresponding to each year of service as a director; and

  •
  additional initial equity award for the chairman of the board of directors, when chosen, of options to acquire 25,000 shares of our common stock upon becoming chairman, vesting annually over a four year period following the grant date, subject to the director's continued service with us.

Effective as of March 26, 2015, our board of directors amended our director compensation policy to provide that the annual equity award of options to non-employee directors described in the penultimate bullet above will be made on the first day of the fiscal year, with one-half of the options vesting on the date of our annual meeting of stockholders, if any, held during the fiscal year in which such annual award is granted and the remainder vesting on the last day of the fiscal year in which such annual award is granted. Effective as of September 29, 2015, our board of directors further amended our director compensation policy to provide that the non-employee director that serves as the chairman of our board of directors shall be entitled to an additional annual cash retainer of $100,000. In addition, effective as of December 3, 2016, our board of directors further amended our director compensation policy to provide that the annual cash retainer of $25,000 for each non-employee director be payable to all directors (including each non-employee director who is a representative of Berkley Capital Investors, L.P. or Napier Park Global Capital).

        On April 20, 2016, with the assistance of Compensia, our board of directors reviewed our non-employee director compensation policy and amended and restated such policy to provide that effective as of April 20, 2016, each non-employee director will receive the following compensation for service on our board of directors:

  •
  annual cash retainer of $40,000 for each non-employee director;

  •
  additional cash retainer for the chair of the board of $100,000 for such service;

  •
  additional cash retainer for the chair of the audit committee of $40,000 for such service;

  •
  additional cash retainer for the chair of the compensation committee of $15,000 for such service;

  •
  additional cash retainer for the chair of the nominating and corporate governance committee of $5,000 for such service;

  •
  a sign-on equity award with a value of $165,000 that will vest in equal annual installments over a three-year period following the date of grant;

  •
  commencing with the fiscal year ending January 31, 2018, an annual equity award granted on the first day of the fiscal year with a value of $165,000, with one-half of the award vesting on the date of our annual meeting of stockholders, if any, held during the fiscal year in which such annual award is granted and the remainder vesting on the last day of the fiscal year in which such annual award is granted; and

  •
  for any non-employee director who is appointed to our board of directors following the fiscal year ending January 31, 2016, a pro-rated annual equity award based on the date of appointment, that will vest in equal installments on the date of the annual meeting, if any, following such appointment and on the last day of the fiscal year in which such appointment occurs, unless such appointment occurs after the annual meeting for such fiscal year, in which case the pro-rated annual grant will vest on the last day of the fiscal year in which such appointment occurs.

Pursuant to the amended and restated director compensation policy, each non-employee director may elect to receive restricted stock units (with quarterly vesting) in lieu of a cash retainer. The number of restricted stock units shall be determined by dividing the value of the cash retainer by the closing price of our common stock on the date of grant. In addition, each non-employee director may elect to receive his or her equity awards in the form of restricted stock units or stock options. Restricted stock units will be valued at 100% of the closing price of our common stock on the date of grant while stock options will be valued based on the fair value of a share of our common stock on the date of grant, determined in accordance with FASB ASC 718.

        We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board of directors and committee meetings or performing other services for us in their capacities as directors.

  Director Stock Ownership Guidelines

        On April 20, 2016, the board adopted stock ownership guidelines for non-employee directors which set the minimum ownership expectations for non-employee directors. The guidelines require that prior to the later of (x) July 31, 2021, and (y) within five years of first becoming subject to the guidelines, the non-employee director meets the minimum stock ownership requirement equal to 5 times the non-employee director's annual retainer fee. Half of the fair market value of the shares of our common stock underlying unexercised stock options (to the extent the fair market value exceeds the applicable exercise price) and half of all shares of our common stock underlying deferred restricted stock units held by the director are included when determining the director's share ownership. The Company believes that the stock ownership guidelines serve to further align the interests of our non-employee directors with the interests of our stockholders.

Director Compensation Table

        The following table sets forth information concerning director compensation paid during the fiscal year ended January 31, 2016.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards(1)(2) ($)	All Other compensation ($)	Total ($)
Frank A. Corvino	31,250	—	147,345	—	178,595
Evelyn Dilsaver	81,250	—	147,345	—	228,595
Michael O. Leavitt	31,250	—	147,345	—	178,595
Frank T. Medici	15,000	—	147,345	—	162,345
Manu Rana	—	—	147,345	—	147,345
Ian Sacks	31,250	—	147,345	—	178,595
Robert W. Selander(3)	42,708	—	572,750	—	615,458

(1)
The amounts reported in this column represent the aggregate grant date value of the stock options granted to the directors during the fiscal year ended January 31, 2016, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date value is calculated by multiplying the Black-Scholes value by the number of shares subject to a stock option. See note 11 to our consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016, for a discussion of the assumptions used to calculate these values.

(2)
The table below shows the aggregate number of option awards outstanding for each non-employee director as of January 31, 2016, whether or not exercisable.

(3)
Mr. Selander became a director and non-executive chairman of the board of directors effective as of September 29, 2015, and his compensation reflects his partial year of service.

Name	Aggregate option awards outstanding as of January 31, 2016 (#)
Frank A. Corvino	47,500
Evelyn Dilsaver	47,500
Michael O. Leavitt	30,000
Frank T. Medici	37,500
Manu Rana	67,500
Ian Sacks	30,000
Robert W. Selander	50,000

Equity Compensation Plan Information

        The following table provides information as of January 31, 2016, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSU, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	5,380,084	$10.95	1,181,216
Equity compensation plans not approved by stockholders(3)	37,500	$1.35	—(4)

Total	5,417,584	$10.88	1,181,216

(1)
Includes the HealthEquity, Inc. 2003 Stock Plan (the "2003 Plan"), the HealthEquity, Inc. 2005 Stock Plan (the "2005 Plan"), the HealthEquity, Inc. 2006 Stock Plan (the "2006 Plan"), the HealthEquity, Inc. 2009 Stock Plan (the "2009 Plan" and, together with the 2003 Plan, the 2005 Plan, the 2006 Plan, the "Legacy Plans") and the 2014 Plan, in each case as amended from time to time.

(2)
The number of shares reported in this column includes only shares remaining available for future issuance under our 2014 Plan. No shares are reserved for future issuance under our Legacy Plans, other than shares issuable upon exercise of equity awards outstanding under such plans at the time of our initial public offering in 2014. In addition, the 2014 Plan contains an "evergreen" provision pursuant to which the number of shares reserved for issuance under that plan automatically increased on February 1, 2016, and will increase on each subsequent anniversary through 2024, by an amount equal to the lesser of: (i) 3% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares determined by our board of directors. The number of shares reported in this column does not include the 1,731,788 shares that became available for issuance as of February 1, 2016, pursuant to the evergreen provision of our 2014 Plan.

(3)
Includes the HealthEquity, Inc. 2003 Director Stock Plan, as amended from time to time (the "2003 Director Stock Plan").

(4)
The 2003 Director Stock Plan expired on December 31, 2013, and no shares are reserved for future issuance under the 2003 Director Stock Plan other than shares issuable upon exercise of equity awards outstanding under such plans at the time of our initial public offering in 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 25, 2016, for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

        Our calculation of the percentage of beneficial ownership is based on 57,942,472 shares of common stock outstanding as of April 25, 2016.

        Common stock subject to stock options currently exercisable or exercisable within 60 days of April 25, 2016, is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Name of Beneficial Owner	Number(1)	Percentage
5% Stockholders:
Berkley Capital Investors, L.P.(2)	11,969,150	21%
BlackRock, Inc.(3)	3,868,057	7%
Wells Fargo & Company(4)	3,250,218	6%
Directors and Executive Officers, including our Named Executive Officers:
Jon Kessler(5)	1,292,000	2%
Stephen D. Neeleman, M.D.(6)	1,548,939	3%
Robert W. Selander	1,000	*
Frank A. Corvino(7)	28,750	*
Evelyn Dilsaver(8)	36,750	*
Michael O. Leavitt(9)	111,000	*
Frank T. Medici(10)	12,006,650	21%
Manu Rana(11)	1,243,968	2%
Ian Sacks(12)	303,417	*
Darcy Mott(13)	363,250	*
Jon Soldan(14)	—	*
Matthew Sydney(15)	25,100	*
All current directors and executive officers as a group (14 persons)(16)	17,179,824	29%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 5, 2016. These securities are held of record by Berkley Capital Investors, L.P., a Delaware limited partnership ("Berkley Investors"). Berkley Capital, LLC, a Delaware limited liability company ("Berkley Capital") is the general partner of Berkley Investors. Frank T. Medici is President of Berkley Capital and as such holds the sole voting and dispositive power over the shares held by Berkley Investors. Mr. Medici disclaims beneficial ownership of the shares held by Berkley Investors. The address of Berkley Capital is 600 Brickell Avenue, 39th Floor, Miami, FL 33131.

(3)
Based upon a Schedule 13G filed with the SEC on January 28, 2016, by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based upon a Schedule 13G filed with the SEC on January 29, 2016, by Wells Fargo & Company. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(5)
Includes 872,000 shares issuable upon exercise of outstanding stock options within 60 days of April 25, 2016.

(6)
Consists of (i) 865,285 shares held of record by The Stephen and Christine Neeleman Trust, dated May 6, 2015; (ii) 233,654 shares issuable upon exercise of outstanding options exercisable within 60 days of April 25, 2016; and (iii) 450,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company ("Family Holdings"). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein.

(7)
Includes 28,750 shares issuable upon exercise of outstanding options exercisable within 60 days of April 25, 2016.

(8)
Includes 28,750 shares issuable upon exercise of outstanding options exercisable within 60 days of April 25, 2016.

(9)
Consists of (i) 30,000 shares held of record by Michael O. Leavitt; (ii) 30,000 shares issuable upon exercise of outstanding options exercisable within 60 days of April 25, 2016; and, (iii) 51,000 shares held of record by Third Chapter, Inc., an entity controlled by Mr. Leavitt ("Third Chapter"). Mr. Leavitt disclaims beneficial ownership of the shares held by Third Chapter except to the extent of his pecuniary interest therein.

(10)
Consists of (i) 37,500 shares issuable upon exercise of outstanding options exercisable within 60 days of April 25, 2016; and, (ii) 11,969,150 shares held of record by Berkley Investors. See note (2) above.

(11)
Consists of (i) 67,500 shares issuable upon exercise of outstanding stock options granted to Manu S. Rana and exercisable within 60 days of April 25, 2016, and (ii) 1,176,468 shares held of record by Financial Partners Fund I, L.P. ("FPF I"), a Delaware limited partnership. Napier Park Global Capital GP LLC ("GPLLC") is the general partner of FPF I. GPLLC has delegated to Mr. Rana, Steve Piaker and Daniel Kittredge the sole voting and dispositive power over the shares held by FPF I. Mr. Rana disclaims beneficial ownership of the shares held by FPF I except to the extent of his pecuniary interest therein. The address of FPF I is 280 Park Avenue, 3rd Floor, New York, NY 10017.

(12)
Includes 30,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 25, 2016.

(13)
Includes 309,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 25, 2016.

(14)
Includes 0 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 25, 2016.

(15)
Includes 25,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 25, 2016.

(16)
Consists of (i) 15,301,420 shares held by the current directors and executive officers and (ii) 1,878,404 shares issuable pursuant to stock options held by such persons that are exercisable within 60 days of April 25, 2016.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

        Our board of directors has adopted a formal written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, person who was serving as a director and/or executive officer at any time since the beginning of our last fiscal year, nominee for director, or holder of more than five percent of our common stock, or any of their immediate family members or affiliates. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we or our subsidiaries were or are to be a participant, where the amount involved exceeds or is reasonably expected to exceed $120,000, and a related person had, has or will have a direct or indirect interest, other than publicly disclosed compensation arrangements with directors and executive officers, reimbursement of advances of business travel and expenses, certain transactions with other companies, certain charitable contributions, transactions where all stockholders receive proportional benefits and transactions involving competitive bids.

        The policy provides that for any transaction the General Counsel determines is a related person transaction, our audit and risk committee or, in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next regularly scheduled audit and risk committee meeting, the chair of the audit and risk committee will consider all of the available facts and circumstances relevant to the transaction, including (if applicable) but not limited to: the benefits to us; in the event the related person is a director (or immediate family member of a director or an entity with which a director is a partner, stockholder or executive officer), the impact that the transaction will have on a director's independence; whether any alternative transactions or sources for comparable services or products are available; the terms of the transaction; and the terms available to unrelated third parties or to associates generally. After considering all such facts and circumstances and evaluating all options available to us, including ratification, revision or termination of the related person transaction, our audit and risk committee or the chair of the audit and risk committee, as applicable, shall determine in good faith whether the related person transaction is in, or is not inconsistent with, our best interests.

        We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any immediate family member or affiliate of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

        Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Secondary Offerings

        On May 11, 2015, we closed our public offering of 972,500 shares of common stock sold by us. The offer and sale of all of the shares in the public offering were registered under the Securities Act pursuant to registration statements on Form S-1 (File Nos. 333-203190 and 333-203888), which became effective on May 5, 2015. Wells Fargo acted as the lead underwriter. The public offering price of the shares sold in the offering was $25.90 per share. Certain selling stockholders sold 3,455,000 shares of common stock in the offering, including 380,000 shares of common stock which were issued upon the exercise of outstanding options. The Company received net proceeds of approximately $23.5 million after deducting underwriting discounts and commissions of approximately $1.0 million and other offering expenses payable by the Company of approximately $719,000. The Company did not receive any proceeds from the sale of shares by the selling stockholders other than $222,000 representing the exercise price of the options that were exercised by certain selling stockholders in connection with the offering. We paid all of the expenses related to the registration and offering of the shares sold by the selling stockholders, other than underwriting discounts and commissions relating to those shares. Other than these expenses, we made no payments directly or indirectly to (i) any of our officers or directors or their associates, (ii) any persons owning 10% or more of any class of our equity securities, or (iii) any of our affiliates.

        On September 25, 2015, certain selling stockholders completed a registered underwritten offering of 3,450,000 shares of common stock pursuant to our shelf registration statement previously filed and declared effective by the SEC on September 9, 2015 (File No. 333-206850). The Company did not receive any proceeds from the sale of shares by the selling stockholders. We paid all of the expenses related to the registration and offering of the shares sold by the selling stockholders, other than underwriting discounts and commissions relating to those shares. Other than these expenses, we made no payments directly or indirectly to (i) any of our officers or directors or their associates, (ii) any persons owning 10% or more of any class of our equity securities, or (iii) any of our affiliates.

Amended and Restated Registration Rights Agreement

        On August 11, 2011, we entered into a Registration Rights Agreement, referred to herein, as amended, as the Registration Rights Agreement, with certain of our then existing stockholders entitling them to certain rights with respect to the registration of their shares under the Securities Act. Stockholders who purchased shares in our IPO are not parties to the Registration Rights Agreement. Upon completion of our secondary offering in September 2015, all of the shares held by existing stockholders party to the Registration Rights Agreement had been registered pursuant to the Securities Act. Under the terms of the Registration Rights Agreement, registration rights are not available to any stockholder to the extent (i) in the written opinion of company counsel, all of the Registrable Securities then owned by such stockholder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such stockholder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

Indemnification Agreements

        We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with for the fiscal year ended January 31, 2016, except that Darcy Mott did not timely file a Form 4 for a transaction occurring in March 2015, but such Form 4 was subsequently filed.

Available Information

        Our financial statements for the fiscal year ended January 31, 2016, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at ir.healthequity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to HealthEquity, Inc., Attention: Investor Relations, 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Company Website

        We maintain a website at www.healthequity.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

        The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

        It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Draper, Utah May 10, 2016

Exhibit A

NON-GAAP FINANCIAL INFORMATION

        To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA and non-GAAP earnings per diluted share, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax.

        These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Net income reconciliation to Adjusted EBITDA

	Fiscal year ended January 31,
(in thousands)	2016	2015
Net income	$16,613	$10,166

Interest expense	91	—
Income tax provision	8,941	5,598
Depreciation and amortization	6,393	4,253
Amortization of acquired intangible assets	2,208	1,637
Loss on revaluation of redeemable convertible preferred stock derivative liability	—	735
Stock-based compensation expense	5,883	2,525
Other(1)	496	328

Total adjustments	24,012	15,076

Adjusted EBITDA	$40,625	$25,242

(1)
For the fiscal years ended January 31, 2016 and 2015, "Other" consisted of interest income of $(414) and $(38), and miscellaneous taxes of $334 and $366, acquisition-related costs of $471 and $0, and SEC registration costs of $105 and $0, respectively.

EX A-1

Net income per diluted share reconciliation to non-GAAP earnings per diluted share

	Fiscal year ended January 31,
(in thousands, except per share data)	2016	2015
Net income attributable to common stockholders for diluted earnings per share	$16,613	$10,901
GAAP adjustments for participating securities(1)	—	$(735)

Net income	$16,613	$10,166
Stock compensation expense, net of tax(2)	3,647	1,565

Adjusted net income	$20,260	$11,731
Diluted weighted-average number of shares used in computing non-GAAP earnings per diluted share	58,863	51,856
Non-GAAP earnings per diluted share	$0.34	$0.23

(1)
The net impact of adjustments required for participating securities in conformity with the two-class method as prescribed by GAAP.

(2)
The Company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash, stock-based compensation expense.

EX A-2

ANNUAL MEETING OF STOCKHOLDERS OF HEALTHEQUITY, INC. June 23, 2016 PROXY VOTING INSTRUTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. ACCOUNT NUMBER COMPANY NUMBER MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19522/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20930000000000000000 3 062316 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK As SHOWN HERE x FOR AGAINST ABSTAIN FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) WITHHOLD AUTHORITY FOR ALL NOMINEES To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. and fill in the circle next to each nominee you wish to withhold, as shown here: INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” NOMINEES: O Robert W. Selander O Jon Kessler O Stephen D. Neeleman, M.D. O Frank A. Corvino O Evelyn Dilsaver O Michael O. Leavitt O Frank T. Medici O Manu Rana O Ian Sacks 1. Election of nine directors to serve until the 2017 annual meeting of stockholders or until their successors are duly elected and qualified: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017. 3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Signature of Stockholder Date: Signature of Stockholder Date:

- 0 HEALTHEQUITY, INC. proxy for annual meeting of stockholders on June 23, 2016 solicited on Behalf of the Board of directors The undersigned hereby appoints Jon Kessler and Frode Jensen, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of HealthEquity, Inc., to be held Thursday, June 23, 2016 at 10:00 a.m. Mountain Time, at our headquarters, located at 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.) 14475 1.1